UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Merculite Distributing, Inc.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)

2842
(Primary Standard Industrial Classification Code Number)

30-0686483
(I.R.S. Employer Identification Number)

41738 W. Hillman Drive
Maricopa, AZ 85239
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Steven A. Subick, President
Merculite Distributing, Inc.
41738 W. Hillman Drive
Maricopa, AZ 85239
(480) 729-0204
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Approximate date of commencement of proposed sale to the public:  As soon as practicable after the registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

Indicate by check mark whether the registrant is a large accelerated file, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

Calculation of Registration Fee

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.001 par value	600,000	$0.10	$60,000	$6.88

The Registrant hereby may amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Prospectus (Subject to Completion)

Dated _________, 20__

PROSPECTUS

MERCULITE DISTRIBUTING, INC.

We are offering to the public 600,000 shares of common stock (the “new shares”), at $0.10 per share, on a “best efforts,” “all-or-none,” basis in a “direct public offering” through our officers and director. This offering terminates in 12 months after commencement of this offering, on _________, 20___. If we do not sell all of the 600,000 shares being offered prior to the termination date, we intend to promptly return all money paid for shares to the purchasers, without interest and without deduction, although all the money may not be returned because it may be subject to creditors claims. At this time we do not have any outstanding creditor claims.

This is our initial public offering, and no public market currently exists for our Shares. The securities being registered in this offering may not be liquid since they are not listed on any exchange or quoted on the OTC exchange, and a market for these securities may not develop. The offering price may not reflect the market price of our Shares after the offering. There is no minimum purchase requirement for prospective stockholders.  All funds will be placed into a separate corporate account, and management will have direct access to this account.  However, the funds will not be utilized by us until such time as the offering terms and conditions have been met.

For a description of the plan of distribution of the shares, please see page 15 of this prospectus.

An investment in our common stock involves a high degree of risk. You should purchase our common stock only if you can afford a complete loss of your purchase.

We urge you to read carefully the “Risk Factors” section beginning on page 4 where we describe specific risks associated with an investment in Merculite Distributing, Inc., and these securities before you make your investment decision.

Our auditors have substantial doubt about our ability to continue as a going concern.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

THE DATE OF THIS PROSPECTUS IS __________, 20___.

i

PROSPECTUS SUMMARY

This summary contains basic information about us and the offering. Because it is a summary, it does not contain all the information that you should consider before investing. You should read the entire prospectus carefully, including the risk factors and our financial statements and the related notes to those statements included in this prospectus. Except as otherwise required by the context, references in this prospectus to "we," "our," "us," “Merculite,” “Company” and “Merculite Distributing” refer to Merculite Distributing, Inc. You should read the following summary together with the entire prospectus, including the more detailed information in our financial statements and related notes appearing elsewhere in this prospectus. You should carefully consider the matters discussed in “Risk Factors” beginning on page 4.

Merculite Distributing, Inc.  (“Merculite Distributing”)

Merculite Distributing is a development stage company incorporated in the State of Nevada on April 29th, 2011. We were formed to engage in the business of distributing a privately labeled, environmentally green, non-caustic cleaning solution.  Upon the completion of this offering and the implementation of a distribution network, we may expand our operations to include the purchase of equipment, which would give us the capability of in-house manufacturing of our cleaning solution. In May 2011, we commenced our planned principal operations.  At present we have a confirmed credit of inventory awaiting shipment from our main supplier.

Since our inception on April 29th, 2011 through December 31, 2011, we have not generated any revenues and have incurred a net loss of $1,840. In April of 2011 our only business activity was the formation of our corporate entity.  In the period from May through December the Company focused on the development of our business model, as well as the execution of a Separation and Distribution Agreement from our former parent, Oraco Resources, Inc.  Upon completing the separation from Oraco Resources, we executed a Contribution Agreement, which has given the Company access to inventory in exchange for an issuance of equity within the Company. We anticipate generating revenues in the next twelve months, of which we can provide no assurance.

Merculite Distributing is building a business based on distributing and eventually producing a product which is an environmentally “green,” non-caustic sterilization product, which will be offered as a cleaning solution which is safe for both home and industrial/institutional use.  We have acquired through a trademark and licensing agreement, with Oraco Resources, an application for a trade-mark under Sterilite Solutions™, which at this time is pending.  We have no intentions to be acquired or to merge with an operating company. Additionally, our shareholders have no intention of entering into a change of control or similar transaction.

No members of our management team or any of our affiliates have been previously involved in the management or ownership of a development stage company which has not implemented its business plan.  Our management staff recently has engaged in a change of control in the formation of Merculite Distributing, Inc., and the separation from its former parent corporation Oraco Resources, Inc. Since we commenced operations in April of this year, we currently are in the process of establishing our website and developing our marketing plan.  Our business model, which is still evolving as new ideas are brought forth, is built on revenue streams from a variety of industries. We intend to generate revenues primarily from the sale, distribution and eventually manufacture of  EPA and FDA approved cleaning solutions and sterilization products.

In the future we intend to purchase the equipment necessary for producing our private labeled solution.  We are unsure at this time as to the time frame of our initial equipment purchase therefore, as the result of a lack of capital, we intend to purchase the product on a private label basis.

Green Solutions and Marketing

Merculite Distributing initially plans to work with office complexes, public institutions, nightclubs and restaurants as well as suppliers of cleaning/disinfecting products to promote sterilization through cost effective, non caustic methods.  We are also researching the possibility of utilizing our product in the mining industry to neutralize mining by-products such as mercury and other potentially dangerous chemicals and compounds.

As of the date of this prospectus we have two officers, one of whom also serves as our sole director. They are our only two employees, who at this time anticipate devoting a significant portion of their time to the company going forward. Our auditor's report dated April 4, 2012 on our financial statements from Inception (April 29, 2011) to December 31, 2011 included a going concern qualification which stated that there was substantial doubt as to our ability to continue as a going concern.

Our principal executive office address and phone number is:

Merculite Distributing, Inc.
41738 W. Hillman Dr.
Maricopa, AZ 85239
(480) 729-0204
info@merculitedistributing.com

Summary of the Offering

Summary of the Offering

New Securities Offered (1)…	600,000 shares of common stock, $0.001 par value per share.

Price Per Share	$0.10

Minimum Purchase…	NONE

Common Stock Outstanding before Offering…	15,807,090 shares of common stock

Common Stock Outstanding after Offering…	16,407,090 shares of common stock

Estimated Total Proceeds…	$60,000

Offering Expenses…..	$16,406

Net Proceeds after Offering Expenses…	$43,594

Use of Proceeds…
Other than the expenses of the offering, which include $10,000 in legal fees, $5,000 in accounting fees, $1,000 transfer agent fees and SEC filing fees, the proceeds of the offering will be used for; accounting, graphic design, marketing, product purchase/ development and general working capital.

Subscriptions…	Subscriptions are to be made payable to “MERCULITE DISTRIBUTING, INC.”
(1)	Management may not, and will not purchase any shares in this offering.

SUMMARY FINANCIAL INFORMATION

The following table sets forth summary financial data derived from our financial statements. The data should be read in conjunction with the financial statements, related notes and other financial information included in this prospectus.
Income Statement Data:	Inception (April 29, 2011) to December 31, 2011 (audited)
Revenue	$-

Expenses:
General and administrative expenses	1,839
Professional fees	-
Total expenses	1,839
Net (loss)	$(1,839)
Other expense
Interest expense	1
Total other expense	1
Total expense	1,840
Net loss	(1,840)
Net loss per share – basic	$(0.00)

Balance Sheet Data:	As at December 31, 2011 (audited)
Total Assets…	$48,141
Total Liabilities…	$3,672
Total Stockholders’ Equity…	$44,469

RISK FACTORS

Investors in Merculite Distributing, Inc should be particularly aware of the inherent risks associated with our business. As of the date of this filing our management is aware of the following material risks.

We are a development stage company organized in April 2011 and have recently commenced operations, making an evaluation of us extremely difficult. At this stage, even with our good faith efforts, there is nothing on which to base an assumption that we will become profitable or generate any significant amount of revenues.

We were incorporated in April of 2011 as a Nevada corporation. As a result of our start-up operations we have; (i) generated no revenues, (ii) accumulated deficits of $1,840 for the period ended December 31, 2011, and (iii) we have incurred losses of $1,840 for the period ended December 31, 2011. We have been focused on organizational, start-up activities and business plan development since we incorporated. Although we have commenced the development of our website and marketing strategy, there is nothing at this time on which to base an assumption that our business operations will prove to be successful or that we will ever be able to operate profitably. Our future operating results will depend on many factors, including our ability to raise adequate working capital, demand for our product, the level of our competition and our ability to attract and maintain key management and employees.

Our auditor’s report reflects the fact that the ability of the Company to continue as a going concern is dependent upon its ability to raise additional capital from the sale of common stock and, ultimately the achievement of significant operating revenues. If we are unable to continue as a going concern, you will lose your investment.

Additionally, our auditor’s report reflects that the ability of Merculite Distributing to continue as a going concern is dependent upon its ability to raise additional capital from the sale of common stock and, ultimately, the achievement of significant operating revenues. If we are unable to continue as a going concern, you will lose your investment.

We are significantly dependent on our officers and sole director, who have minimal experience running a public company. The loss or unavailability to Merculite of either Mr. Subick’s or Ms. Redmond’s services would have an adverse effect on our business, operations and prospects in that we may not be able to obtain new management under the same financial arrangements, which could result in a loss of your investment.

Our business plan is significantly dependent upon the abilities and continued participation of both Mr. Subick, our President and sole director, as well as Ms. Redmond as our Secretary. It would be difficult to replace either Mr. Subick or Ms. Redmond at such an early stage of development. The loss by or unavailability to Merculite Distributing of Mr. Subick’s or Ms. Redmond’s services would have an adverse effect on our business, operations and prospects, in that our inability to replace either could result in the loss of one’s investment. Both Mr. Subick and Ms. Redmond will generate sales through direct marketing and by creating personal contacts; some of whom we may lose as a result of losing either Mr. Subick or Ms. Redmond. If this occurs it may significantly affect our revenues. Finding someone with either Mr. Subick’s or Ms. Redmond’s extensive knowledge of on-premise sales will be difficult. There can be no assurance that we would be able to locate or employ personnel to replace either Mr. Subick or Ms. Redmond, should their services be discontinued.

Our officers have minimal experience in running a public company. The lack of experience in operating a public company could impact our return on investment, if any.

As a result of our reliance on both Mr. Subick and Ms Redmond, and their minimal experience in operating a public company, our investors are at risk in losing their entire investment. Mr. Subick and Ms. Redmond intend to hire personnel in the future, when sufficiently capitalized, who would have the experience required to manage our company. Such management is not anticipated until the occurrence of future financing. Since this offering will not sufficiently capitalize our company, future offerings will be necessary to satisfy capital needs. Until such a future offering occurs, and until such management is in place, we are reliant upon Mr. Subick and Ms. Redmond to make the appropriate management decisions.

Mr. Subick minimal management experience related to our proposed business, which may adversely affect our success.

Mr. Subick has professional experience as a licensed insurance provider, On-Premise Supervisor and Marketing Associate. He has minimal experience as a director or officer of a public company. Even though Mr. Subick was a former executive officer and director of Oraco Resources, Inc. (formerly Sterilite Solutions, Corp.) his leadership and experience in managing a company which produces and distributes an environmentally friendly cleaning product is very limited. His lack of experience puts our investors at risk of losing their entire investment.

Mr. Subick is involved with other businesses and there can be no assurance that he will continue to provide services to us. Mr. Subick’s limited time devotion to Merculite Distributing could have the effect on our operations of preventing us from being a successful business operation, which ultimately could cause a loss of your investment.

Mr. Subick is currently involved in other businesses, which have not, and are not expected in the future to interfere with his ability to work on behalf of our company. Mr. Subick may in the future be involved with other businesses and there can be no assurance that he will continue to provide services to us. Mr. Subick will devote only a portion of his time to our activities.

Ms. Redmond is involved with other businesses and there can be no assurance that she will continue to provide services to us. Ms. Redmond’s limited time devotion to Merculite Distributing could have the effect on our operations of preventing us from being a successful business operation, which ultimately could cause a loss of your investment.

Ms. Redmond is currently involved in other businesses, which have not, and are not expected in the future to interfere with her ability to work on behalf of our company. However, Ms. Redmond may in the future be involved with additional businesses, and there can be no assurance that she will continue to provide services to us. Ms. Redmond will devote only a portion of her time to our activities.

An evaluation of us is extremely difficult. At this stage of our business operations, even with our good faith efforts, potential investors have a high probability of losing their investment.

There is nothing at this time on which to base an assumption that our business operations will prove to be successful or that we will ever be able to operate profitably. Our future operating results will depend on many factors, including our ability to raise adequate working capital, demand and acceptance of our business plan, the level of our competition and our ability to attract and maintain key management and employees.

While Management believes its estimates of projected occurrences and events are within the timetable of its business plan, there can be no guarantees or assurances that the results anticipated will occur.

Potential issuance of additional common stock could dilute existing stockholders.

We are authorized to issue up to 100,000,000 shares of common stock of which at this time 15,807,090 have been issued. To the extent of such authorization, our Board of Directors has the ability, without seeking stockholder approval, to issue additional shares of common stock in the future for such consideration as the Board of Directors may consider sufficient. We are not currently seeking additional equity financing, which if sought or obtained may result in additional shares of our common stock being issued. The issuance of additional common stock in the future will reduce the proportionate ownership and voting power of the common stock held by our existing stockholders.

We will require additional financing in order to implement our business plan. In the event we are unable to acquire additional financing, we may not be able to implement our business plan resulting in a loss of revenues and ultimately the loss of your investment.

Due to our very recent start-up nature, we will have to incur the costs of website and marketing development, development of our product graphic materials, and packaging methodology, and all other associated fees. To fully implement our business plan we will require substantial additional funding. Following this offering we will need to incorporate additional offerings to raise additional funds to expand our operations. We plan to raise additional funds through private placements, registered offerings, debt financing or other sources to maintain and expand our operations. Adequate funds for this purpose on terms favorable to us may not be available, and if available, on terms significantly more adverse to us than are manageable. Without new funding, we may be only partially successful or completely unsuccessful in implementing our business plan, and our stockholders will lose part or all of their investment.

There is no current public market for our common stock; therefore you may be unable to sell your securities at any time, for any reason, and at any price, resulting in a loss of your investment.

As of the date of this prospectus, there is no public market for our common stock. Although we plan, in the future, to contact an authorized OTC-QB market maker for sponsorship of our securities on the Over-the-Counter-QB, there can be no assurance that our attempts to do so will be successful. Furthermore, if our securities are not quoted on the OTC-QB, or elsewhere, there can be no assurance that a market will develop for the common stock or that a market in the common stock will be maintained. As a result of the foregoing, investors may be unable to liquidate their investment for any reason. We have not originated contact with a market maker at this time, and do not plan on doing so until completion of this offering.

Because our common stock is deemed a low-priced “Penny” stock, an investment in our common stock should be considered high risk and subject to marketability restrictions.

Since our common stock is a penny stock, as defined in Rule 3a51-1 under the Securities Exchange Act, it will be more difficult for investors to liquidate their investment even if and when a market develops for the common stock. Until the trading price of the common stock rises above $5.00 per share, if ever, trading in the common stock is subject to the penny stock rules of the Securities Exchange Act specified in rules 15g-1 through 15g-10. Those rules require broker-dealers, before effecting transactions in any penny stock, to:

•	Deliver to the customer, and obtain a written receipt for, a disclosure document;
•	Disclose certain price information about the stock;
•	Disclose the amount of compensation received by the broker-dealer or any associated person of the broker-dealer;
•	Send monthly statements to customers with market and price information about the penny stock; and
•	In some circumstances, approve the purchaser’s account under certain standards and deliver written statements to the customer with information specified in the rules.

Consequently, the penny stock rules may restrict the ability or willingness of broker-dealers to sell the common stock and may affect the ability of holders to sell their common stock in the secondary market and the price at which such holders can sell any such securities. These additional procedures could also limit our ability to raise additional capital in the future.

Our internal controls may be inadequate, which could cause our financial reporting to be unreliable and lead to misinformation being disseminated to the public.

Our management is responsible for establishing and maintaining adequate internal control over financial reporting. As defined in Exchange Act Rule 13a-15(f), internal control over financial reporting is a process designed by, or under the supervision of, the principal executive and principal financial officer and effected by the board of directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and includes those policies and procedures that: (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of Merculite Distributing; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of Merculite Distributing  are being made only in accordance with authorizations of management and directors of Merculite Distributing, and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of Merculite Distributing’s assets that could have a material effect on the financial statements.

We have two individuals performing the functions of all officers and directors. These individuals developed our internal control procedures and are responsible for monitoring and ensuring compliance with those procedures. As a result, our internal controls may be inadequate or ineffective, which could cause our financial reporting to be unreliable and lead to misinformation being disseminated to the public. Investors relying upon this misinformation may make an uninformed investment decision.

About this Prospectus

You should only rely on the information contained in this prospectus. We have not authorized anyone to provide information different from that contained in this prospectus. We are offering to sell, and seeking offers to buy, 600,000 shares of our common stock on a “direct public offering,” “all or nothing,” basis only in jurisdictions where offers and sales are permitted. Offers and sales of our securities are only permitted in those jurisdictions where statutes exist, “blue sky statutes” allowing for such offers and sales.

Available Information

We are not subject to the informational requirements of the Securities Exchange Act of 1934, as amended. Once our securities are registered under the Securities Act of 1933, we will file reports and other information with the Securities and Exchange Commission. Once our registration statement becomes effective we shall file supplementary and periodic information, documents and reports that are required under section 13(a) of the Exchange Act, as amended.

All of our reports will be able to be reviewed through the SEC’s Electronic Data Gathering Analysis and Retrieval System (EDGAR) which is publicly available through the SEC’s website (http://www.sec.gov).

We intend to furnish to our stockholders annual reports containing financial statements audited by our independent certified public accountants and quarterly reports containing reviewed unaudited interim financial statements for the first three-quarters of each fiscal year. You may contact the Securities and Exchange Commission at 1-(800) SEC-0330 or you may read and copy any reports, statements or other information that Merculite Distributing, Inc., files with the Securities and Exchange Commission at the Securities and Exchange Commission’s public reference room at the following location:

Public Reference Room
100 F. Street, N.E.
Washington, D.C. 20549-0405
Telephone 1(800)-SEC-0330

We have filed with the Commission a registration statement on Form S-1 under the Securities Act of 1933, as amended with respect to the securities offered in this prospectus. This prospectus does not contain all the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information, with respect to us and the common stock offered in this prospectus, reference is made to such registration statement, exhibits and schedules. A copy of the registration statement, including the exhibits and schedules can be reviewed through EDGAR.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements under “Prospectus Summary”, “Risk Factors”, “Plan of Operation”, “Our Business”, and elsewhere in this prospectus constitute forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimated”, “predicts”, “potential”, or “continue” or the negative of such terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by such forward-looking statements. These factors include, among other things, those listed under “Risk Factors” and elsewhere in this prospectus. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. We undertake no obligation to update or revise any of the forward-looking statements after the date of this prospectus to conform forward-looking statements to actual results, except as required by the Federal securities laws or as required to meet our obligations set forth in the undertakings to this registration statement.

USE OF PROCEEDS

The amounts and timing of expenditures described in the table for each purpose may vary significantly depending on numerous factors, including, without limitation, the progress of our marketing. We anticipate, based on currently proposed plans and assumptions relating to our operations, that our available cash of approximately $2,032 which we received in December of 2011, and the net proceeds of this offering $43,594 and cash flow from operations, if any, will be adequate to satisfy our capital needs for approximately 12 months following consummation of this offering. We have based our assumptions on the fact that we will not incur additional obligations for personnel, office, etc. until such time as we either raise additional equity or debt, or generate revenues to support such expenditures. The net proceeds from the sale of the shares of common stock offered hereby are estimated to be approximately $43,594. We intend to utilize the estimated net proceeds following the offering for the following purposes:

Amount
Total Proceeds	$60,000

Less: Offering Expenses
Legal	$10,000
Accounting	5,000
Transfer Agent	1,000
Copying	300
SEC & State Filing Fees	106

Net Proceeds from Offering	$43,594

Use of Net Proceeds

Website and Graphic Design Development	3,000
Transfer Agent Fees	2,500
Accounting Fees (1)	10,250
Working Capital (2)	27,844

Total Use of Net Proceeds	$43,594
(1)	Accounting Fees. We have allocated up to $10,250 services in assisting us in our SEC reports and preparation of our financial statements for a twelve month period.
(2)
Working Capital. Includes any application deemed appropriate for the company to maintain operations, including but not limited to the expenses relating to our website and marketing development, as well as the purchase of inventory.

DETERMINATION OF OFFERING PRICE

In determining the initial public offering price of the shares we considered several factors including the following:

•	our start up status;
•	prevailing market conditions, including the history and prospects for the industry in which we compete;
•	our future prospects; and
•	our capital structure.

Therefore, the public offering price of the shares does not necessarily bear any relationship to established valuation criteria and may not be indicative of prices that may prevail at any time or from time to time in the public market for the common stock. You cannot be sure that a public market for any of our securities will develop and continue or that the securities will ever trade at a price at or higher than the offering price in this offering.

DILUTION

The difference between our initial public offering price per share of common stock and the pro forma net tangible book value per share of common stock after this offering constitutes the dilution to investors in this offering. Our net tangible book value per share is determined by dividing our net tangible book value (total tangible assets less total liabilities) by the number of outstanding shares of common stock.

At December 31, 2011 our common stock had a net tangible book value of approximately $44,469 or $0.00 per share. After giving effect to the receipt of the net proceeds from the shares offered in this prospectus at an assumed initial offering price of $0.10 per share, our pro forma net tangible book value at December 31, 2011, would have been $88,063 or $0.01 per share. This results in immediate dilution per share to investors of  $0.10 or 95.24%. The following table illustrates dilution to investors on a per share basis:

Offering price per share...	$0.10
Net tangible book value per share before offering…	$0.00
Increase per share attributable to investors…	$0.00
Pro forma net tangible book value per share after offering…	$0.01
Dilution per share to investors…	$0.09

The following tables summarize, as of December 31, 2011, the difference between the number of shares of common stock purchased from us, the total cash consideration paid and the average price per share paid by existing stockholders of common stock and by the new investors purchasing shares in this offering.

The table below assumes the sale of the 600,000 shares offered in this prospectus at an assumed initial public offering price of $0.10 per share and before any deduction of estimated offering expenses.

	Shares Purchased			Total Consideration			Average Price Per Share
	Amount		Percent	Amount		Percent
Original Stockholders	15,807,090	(1)	98.5%	$72,500	(2)	55%	$0.01
Public Stockholders	600,000		1.5%	$60,000		45%	$0.10
Total	16,407,090		100%	$132,500		100%
(1)
Includes 15,344,000 shares issued in May of 2011, to the existing stockholders of Oraco Resources, Inc., per the terms of the spinoff agreement executed by and between the Company and Oraco Resources, Inc., as well as the 100,000 shares issued to legal counsel per the Retainer Agreement, 361,090 shares issued per the terms of the Contribution Agreement executed in May of 2011 and the 2,000 shares issued for cash.

(2)	Includes consideration paid by founders of Oraco Resources, Inc. (formerly Sterilite Solutions, Corp.) as well as $60,000 raised in an Oraco’s original registration.

PLAN OF DISTRIBUTION AND TERMS OF THE OFFERING

Shares Offered By Us

We are offering to the public 600,000 shares of common stock, at $0.10 per share, on a “best efforts,” “all-or-none,” basis in a “direct public offering” through our officers and sole director. This offering terminates in 12 months after commencement of this offering. If we do not sell all of the 600,000 shares being offered prior to the termination date, all money paid for shares will be promptly returned to the purchasers, without interest and without deduction.

This is our initial public offering, and no public market currently exists for our shares. The offering price may not reflect the market price of our shares after the offering. There is no minimum purchase requirement for prospective stockholders and no arrangement to place funds in an escrow, trust, or similar account.

Funds received prior to reaching the 600,000 shares will be held in a non-interest bearing corporate account and will not be used until the offering is completed. The corporate account is an account which is separate from our existing operations account that is used to hold the money raised in this offering until the requisite $60,000 is raised. The account is managed and monitored by management of Merculite Distributing, Inc., to handle the processing of all subscription funds, however the funds will not be used until we sell the requisite 600,000 shares.  If we do not sell 600,000 shares within twelve months after commencement of this offering, the offering will terminate and all money paid for shares will be returned to the purchasers, without interest and without deduction within 24 hours of the termination of the offering if not fully subscribed within the twelve months.

If we were to be unsuccessful in achieving the offering, funds will be redistributed to all investors who have purchased the shares offered in this prospectus. Upon achieving the offering and the acceptance of a subscription for shares, our transfer agent will issue the shares to the purchasers. We may continue to offer shares for a period of twelve months after commencement of this offering or until we have sold all of the shares offered in this prospectus. During the offering period, no subscriber will be entitled to any refund of any subscription.

We will sell the shares on a “direct public offering,” “all or none,” basis through our officers Jodi Redmond and Steven A. Subick (officer and director), who may be considered underwriters as that term is defined in Section 2(a) (11). Neither Ms. Redmond nor Mr. Subick will receive any commission in connection with the sale of shares, although we may reimburse them for expenses incurred in connection with the offer and sale of the shares. Ms. Redmond and Mr. Subick intend to sell the shares being registered according to the following plan of distribution:
•	Shares will be offered to friends, family and other associates of both Ms. Redmond and Mr. Subick through personal contacts; there will be no direct mail or advertising associated with this offering;
•	Shares will be offered to individuals who have expressed interest to either Ms. Redmond or Mr. Subick in regards to investing in a start-up venture;
•
Both Ms. Redmond and Mr. Subick will be relying on, and complying with, Rule 3a4-1(a)( of the Exchange Act as a “safe harbor” from registration as a broker-dealer in connection with the offer and sales of the shares. In order to rely on such “safe harbor” provisions provided by Rule 3a4-1(a) , they must be in compliance with all of the following:

-	they must not be subject to a statutory disqualification;
-	they must not be compensated in connection with such selling participation by payment of commissions or other payments based either directly or indirectly on such transactions;

-	they must not be an associated person of a broker-dealer;
-
they must primarily perform, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of Merculite Distributing, Inc., otherwise than in connection with transactions in securities; and

-
they must perform substantial duties for the issuer after the close of the offering not connected with transactions in securities, and not have been associated with a broker or dealer for the preceding 12 months, and not participate in selling an offering of securities for any issuer more than once every 12 months.

Ms. Redmond and Mr. Subick will comply with the guidelines enumerated in Rule 3a4-1(a).Neither Ms. Redmond nor Mr. Subick, nor any affiliates will be purchasing shares in the offering.

You may purchase shares by completing and manually executing a subscription agreement and delivering it with your payment in full for all shares, which you wish to purchase, to our offices. Your subscription shall not become effective until accepted by us and approved by our counsel. Acceptance will be based upon confirmation that you have purchased the shares in a state providing for an exemption from registration. Our subscription process is as follows:

•	a prospectus, with subscription agreement, is delivered by Merculite Distributing, Inc., to each offeree;
•	the subscription is completed by the offeree, and submitted with check back to Merculite Distributing, Inc., where the subscription and a copy of the check is faxed to counsel for review;
•	each subscription is reviewed by counsel for Merculite Distributing, Inc., to confirm the subscribing party completed the form, and to confirm the state of acceptance;
•
once approved by counsel, the subscription is accepted by either Ms. Redmond or Mr. Subick, and the funds deposited into an account labeled: Merculite Distributing, Inc. within four (4) days of acceptance;

•	subscriptions not accepted, are returned with the check un-deposited within 24 hours of determination of non-acceptance.

Under the regulations of the Securities Exchange Act of 1934, any person engaged in a distribution of the shares offered by this prospectus may not simultaneously engage in market making activities with respect to our common stock during the applicable "cooling off" periods prior to the commencement of such distribution.

Shares of common stock distributed to our stockholders will be freely transferable, except for shares of our common stock received by persons who may be deemed to be "affiliates" of the Company under the Securities Act.  Persons who may be deemed to be affiliates of the Company generally include individuals or entities that control, are controlled by or are under common control with us, and may include our senior officers and directors, as well as principal stockholders.   Persons who are affiliates will be permitted to sell their shares of common stock only pursuant to an effective registration statement under the Securities Act or an exemption from the registration requirements of the Securities Act, such as the exemption afforded by Section 4(1) of the Securities Act or Rule 144 adopted under the Securities Act.

Penny Stock Regulations

Our common stock will be considered a "penny stock" as defined by Section 3(a)(51) and Rule 3a51-1 under the Securities Exchange Act of 1934. A penny stock is any stock that:

·	sells for less than $5 a share,
·	is not listed on an exchange, and
·	is not a stock of a "substantial issuer."

We are not now a "substantial issuer" and cannot become one until we have net tangible assets of at least $5 million, which we do not now have.

Statutes and SEC regulations impose strict requirements on brokers that recommend penny stocks. Before a broker-dealer can recommend and sell a penny stock to a new customer who is not an institutional accredited investor, the broker-dealer must obtain from the customer information concerning the person's financial situation, investment experience and investment objectives. Then, the broker-dealer must "reasonably determine"

·	that transactions in penny stocks are suitable for the person and
·	the person, or his/her advisor, is capable of evaluating the risks in penny stocks.

After making this determination, the broker-dealer must furnish the customer with a written statement describing the basis for this suitability determination. The customer must sign and date a copy of the written statement and return it to the broker-dealer.  Finally the broker-dealer must also obtain from the customer a written agreement to purchase the penny stock, identifying the stock and the number of shares to be purchased.  Compliance with these requirements can often delay a proposed transaction and can result in many broker-dealer firms adopting a policy of not allowing their representatives to recommend penny stocks to their customers.

Another SEC rule requires a broker-dealer that recommends the sale of a penny stock to a customer to furnish the customer with a "risk disclosure document." This document includes a description of the penny stock market and how it functions, its inadequacies and shortcomings, and the risks associated with investments in the penny stock market.  The broker-dealer must also disclose the stock's bid and ask price information and the dealer's and salesperson's compensation for the proposed transaction.  Finally, the broker-dealer must furnish the customer with a monthly statement including specific information relating to market and price information about the penny stocks held in the customer's account.

The above penny stock regulatory scheme is a response by Congress and the SEC to abuses in the marketing of low-priced securities by "boiler room" operators.  The scheme imposes market impediments on the sale and trading of penny stocks.  It limits a stockholder's ability to resell a penny stock.

Our management believes that the market for penny stocks has suffered from patterns of fraud and abuse. Such patterns include:

·	Control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;

·	Manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;

·	"Boiler room" practices involving high pressure sales tactics and unrealistic price projections by inexperienced sales persons;

·	Excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and

·
Wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the inevitable collapse of those prices with consequent investor losses.

DESCRIPTION OF SECURITIES

Common Stock

Our articles of incorporation authorizes the issuance of 100,000,000 shares of common stock, $0.001 par value per share, of which 15,807,090 shares were outstanding as of December 31, 2011. Holders of common stock have no cumulative voting rights. Holders of shares of common stock are entitled to share ratably in dividends, if any, as may be declared, from time to time by the board of directors in its discretion, from funds legally available to be distributed.  In the event of a liquidation, dissolution or winding up of Merculite Distributing, the holders of shares of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities. Holders of common stock have no preemptive rights to purchase our common stock.  There are no conversion rights or redemption or sinking fund provisions with respect to the common stock.  All of the outstanding shares of common stock are validly issued, fully paid and non-assessable.

Nevada Laws

The Nevada Business Corporation Law contains a provision governing “Acquisition of Controlling Interest.”  This law provides generally that any person or entity that acquires 20% or more of the outstanding voting shares of a publicly-held Nevada corporation in the secondary public or private market may be denied voting rights with respect to the acquired shares, unless a majority of the disinterested stockholders of the corporation elects to restore such voting rights in whole or in part. The control share acquisition act provides that a person or entity acquires “control shares” whenever it acquires shares that, but for the operation of the control share acquisition act, would bring its voting power within any of the following three ranges:

1.	20 to 33 1/3%,
2.	33 1/3 to 50%, or
3.	more than 50%.

A “control share acquisition” is generally defined as the direct or indirect acquisition of either ownership or voting power associated with issued and outstanding control shares.  The stockholders or board of directors of a corporation may elect to exempt the stock of the corporation from the provisions of the control share acquisition act through adoption of a provision to that effect in the articles of incorporation or bylaws of the corporation.  Our articles of incorporation and bylaws do not exempt our common stock from the control share acquisition act.

The control share acquisition act is applicable only to shares of “Issuing Corporations” as defined by the act.  An Issuing Corporation is a Nevada corporation, which;

1.	has 200 or more stockholders, with at least 100 of such stockholders being both stockholders of record and residents of Nevada; and
2.	does business in Nevada directly or through an affiliated corporation.

At this time, we do not have 100 stockholders of record resident of Nevada.  Therefore, the provisions of the control share acquisition act do not apply to acquisitions of our shares and will not until such time as these requirements have been met.

At such time as they may apply to us, the provisions of the control share acquisition act may discourage companies or persons interested in acquiring a significant interest in or control of Merculite, regardless of whether such acquisition may be in the interest of our stockholders.

The Nevada “Combination with Interested Stockholders Statute” may also have an effect of delaying or making it more difficult to effect a change in control of Merculite Distributing, Inc.  This statute prevents an “interested stockholder” and a resident domestic Nevada corporation from entering into a “combination,” unless certain conditions are met.  The statute defines “combination” to include any merger or consolidation with an “interested stockholder,” or any sale, lease, exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions with an “interested stockholder” having;

1.	an aggregate market value equal to 5 percent or more of the aggregate market value of the assets of the corporation;
2.	an aggregate market value equal to 5 percent or more of the aggregate market value of all outstanding shares of the corporation; or
3.	representing 10 percent or more of the earning power or net income of the corporation.

An “interested stockholder” means the beneficial owner of 10 percent or more of the voting shares of a resident domestic corporation, or an affiliate or associate thereof.  A corporation affected by the statute may not engage in a “combination” within three years after the interested stockholder acquires its shares unless the combination or purchase is approved by the board of directors before the interested stockholder acquired such shares. If approval is not obtained, then after the expiration of the three-year period, the business combination may be consummated with the approval of the board of directors or a majority of the voting power held by disinterested stockholders, or if the consideration to be paid by the interested stockholder is at least equal to the highest of;

1.
the highest price per share paid by the interested stockholder within the three years immediately preceding the date of the announcement of the combination or in the transaction in which he became an interested stockholder, whichever is higher;

2.	the market value per common share on the date of announcement of the combination or the date the interested stockholder acquired the shares, whichever is higher; or
3.	if higher for the holders of preferred stock, the highest liquidation value of the preferred stock.

INTERESTS OF NAMED EXPERTS AND COUNSEL

The financial statements of Merculite Distributing as of December 31, 2011 are included in this prospectus and have been audited by De Joya Griffith & Company, LLC, an independent auditor, as set forth in their report appearing elsewhere in this prospectus and are included in reliance upon such reports given upon the authority of such firm as an expert in accounting and auditing.

The legality of the shares offered hereby will be passed upon for us by Stoecklein Law Group, LLP, 401 West A Street, Suite 1150, San Diego, California 92101.

Neither De Joya Griffith & Company, LLC nor Stoecklein Law Group, LLP, has been hired on a contingent basis, or has been a promoter, underwriter, voting trustee, director, officer, or employee of Merculite Distributing.  Per the retainer agreement executed with Stoecklein Law Group, LLP, the firm was issued and has received shares mutually agreed upon by terms outlined in the agreement.

DISCLOSURE OF COMMISSION
POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

No director of Merculite Distributing, Inc., will have personal liability to us or any of our stockholders for monetary damages for breach of fiduciary duty as a director involving any act or omission of any director since provisions have been made in our articles of incorporation limiting liability. The foregoing provisions shall not eliminate or limit the liability of a director for:

•           any breach of the director’s duty of loyalty to us or our stockholders
•	acts or omissions not in good faith or, which involve intentional misconduct or a knowing violation of law
•           for any transaction from which the director derived an improper personal benefit.

Our Bylaws provide for indemnification of our directors, officers, and employees in most cases for any liability suffered by them or arising out of their activities as directors, officers, and employees if they were not engaged in willful misfeasance or malfeasance in the performance of their duties; provided that in the event of a settlement the indemnification will apply only when the board of directors approves settlement and reimbursement as being for our best interests.

Our officers and directors are accountable to us as fiduciaries, which means they are required to exercise good faith and fairness in all dealings affecting Merculite. In the event that a stockholder believes the officers and/or directors have violated their fiduciary duties, the stockholder may, subject to applicable rules of civil procedure, be able to bring a class action or derivative suit to enforce the stockholder’s rights, including rights under federal and state securities laws and regulations to recover damages from and require an accounting by management. Stockholders, who have suffered losses in connection with the purchase or sale of their interest in Merculite in connection with a sale or purchase, including the misapplication by any officer or director of the proceeds from the sale of these securities, may be able to recover losses from us.

We undertake the following:

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission this type of indemnification is against public policy as expressed in the Act and is unenforceable.

LEGAL PROCEEDINGS

We may from time to time be involved in routine legal matters incidental to our business; however, at this point in time we are currently not involved in any litigation, nor are we aware of any threatened or impending litigation.

DIRECTOR, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The sole member of our Board of Directors serves without compensation until the next annual meeting of stockholders, or until his successor has been elected. The officers serve at the pleasure of the Board of Directors. Our executive officers are Mr. Steven A. Subick our President, Treasurer and director, and Ms. Jodi Redmond, who is the Company’s Secretary. Information as to the executive officers and director is as follows:

Name	Age	Title
Steven A. Subick	33	President, Treasurer and Director
Jodi Redmond	27	Secretary

Duties, Responsibilities and Experience

Steven A. Subick. Age 33, President, Director and founder of Merculite Distributing, Inc., from April 29, 2011 to present.  Originally born in Philadelphia, Pennsylvania, Mr. Subick attended Temple University focusing his studies in business management and marketing.  From August of 2011 through present, Mr. Subick has been a district sales manager for Jobber Wholesale. From May of 2010 to August 2011, Mr. Subick was employed as a poker dealer at Gila River Wild Horse Pass Casino.  From 2009 to 2010, Mr. Subick was a representative of State Farm Life Insurance as a licensed insurance provider for the State of Arizona.  Prior to working with State Farm, Mr. Subick held a position as a Marketing Associate for Sysco Arizona, representing over 13,000 products for the company from 2007 to 2009.  In addition, Mr. Subick was an On-Premise Supervisor for Crescent Crown Distributing, working with local establishments in increasing sales of Coors Products through special events and promotions.  Mr. Subick worked with Crescent Crown from 2003-2007. Mr. Subick’s prior sales management experience, as well as his leadership in Oraco Resources, Inc. (formerly Sterilite Solutions, Corp.) has led us to the conclusion he would be capable to serve as our Director.  Mr. Subick will be responsible for the day to day operation of the Company.

Jodi Redmond. Age 27, Secretary of Merculite Distributing, Inc., from April 29, 2011 to present.  Originally born in Greensboro, North Carolina, Ms. Redmond attended Northern Arizona University and Central Arizona College.  From 2009 to present Ms. Redmond has been employed as a server with The Silver Spur Grill.  From 2007-2009, Ms. Redmond was the co-owner and operator of Tator-Tot’s Daycare. Prior to Tator-Tots’s, Ms. Redmond was the office manager for Toliver’s Carpet One Cleaning.  Ms. Redmond’s managerial experience as well as her industry specific understanding of sterilization methods and uses, has led us to the conclusion she will be an asset to the executive team of the Company.

DISCLOSURE OF COMMISSION’S POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

DESCRIPTION OF BUSINESS

OVERVIEW

Business Development Summary

Merculite Distributing, Inc. is a development stage company incorporated in the State of Nevada in April of 2011. We were formed to engage in the business of distributing cleaning and sterilization solutions to consumers, public and private institutions, nightclubs, restaurants and office complexes.

During our initial month of formation we concentrated our energies on analyzing the viability of our business plan, and establishing our business model.  We are also in the process of working with a graphic designer to assist us in designing a logo.  Additionally, we are in the process of creating our website, which upon completion will detail our products benefits, provide contact information for our distributor and allow for online ordering of solution sample packages. The company has also focused on finalizing a distribution agreement with one of our suppliers regarding the purchase of the equipment needed to manufacture our private label cleaning solution.  We commenced our business operations in April of 2011 and in May executed a Separation and Distribution Agreement with our former parent company Oraco Resources, Inc. (formerly Sterilite Solutions, Corp.).

We are attempting to build Merculite Distributing into the premier provider for non-caustic, “green” cleaning and sterilization solutions which would be beneficial for both private consumers as well as public sectors, focusing on various institutional and agricultural industries.  In order to generate revenues during the next twelve months, we must:

1. Enhance our existing website – We believe that using the internet is a great marketing tool not only for providing information on our company, but also for scheduling product demonstrations and providing web based product sales. We registered the domain name www.merculitedistributing.com and have developed a preliminary website, where we expect to expand the site to be more comprehensive. We have begun construction on the preliminary aspects of our website, and intend to have a fully developed website, capable of handling online shopping and sales, as well as video based product demonstrations, during the fourth quarter of 2012. Our new website will also link to our existing website www.sterilitesolutions.com.

2. Develop and implement a marketing plan –Merculite’s planned revenue streams will require an improved web presence as well as direct marketing to industry executives and public sector officials. Awareness of the value of products Merculite is able to deliver through its products, will be delivered through the implementation of a number of marketing initiatives including search engine optimization, website based video demonstrations and discussions, direct-marketing opportunities, trade show attendance, traditional print marketing campaigns and on premise product demonstrations. These efforts and the resulting awareness will be key drivers behind the success of our revenue producing operations.

Business of Issuer

Merculite Distributing is striving to become a premier provider for a non-caustic, “green” cleaning/sterilization solutions which would be beneficial for both private consumers as well as public sectors, focusing on various institutional and agricultural industries.  The company is intending to provide a non-caustic cleaning solution using technology and product developed by Integrated Environmental Technologies, Ltd. (IET), EcaFlo® Anolyte (EPA Registration No. 82341).

 Our focus is to market and sell our private labeled solution (Sterilite Solutions™) to schools, office complexes, restaurants/night-clubs, agricultural and ranching businesses, as well as private sectors such as homeowners or any individual or group which would benefit from the use of our product.

We are also researching the possibility of incorporating our product into mining developments and the cleanup of by-products which are a result of the mining process. Merculite, will purchase products from IET and other suppliers of “green” sterilization products on an “as needed basis,” and does not maintain any form of distribution agreement or exclusivity contract with Integrated Environmental Technologies, Ltd., or any other product manufacturer.

Integrated Environmental Technologies, Ltd., was incorporated in Delaware in 1999, and re-incorporated in Nevada in 2008, operates through its wholly-owned subsidiary, I.E.T., Inc., with a principal place of business at its manufacturing and executive office facility at 4235 Commerce Street, Little River, South Carolina.  Their focus is on the development and marketing of equipment which utilizes an electrolytic process call ElcotrChemical Activation (“ECA”) to produce high volumes of a carefully controlled Hypocholrous Acid (HC1O) solution (“Anolyte”) and an anti-oxidizing, mildly alkaline solution (“Catholyte”). They produce and sell both ECA equipment and related supplies as well as both Anolyte and Catholyte solutions.

Merculite Distributing is planning to market through the private label Sterilite Solutions™, a product developed, manufactured and distributed by IET under the product name EcaFlo® Anolyte (EPA Registration No. 82341).  The solution is a strong oxidizing solution with a pH range of 3.5 to 8.5 and an Oxidation-Reduction Potential (ORP) of +600 to +1200 mV.   It is used as a broad spectrum germicidal agent to kill all types of microorganisms including viruses, fungi and bacteria.  The solution can also be used to purify water.

Our goal is to carry an inventory of products which will utilize the following characteristics:

•	Be environmentally friendly;
•	Not require special handling;
•	Be safely disposed of in sewage systems;
•	Be fast-acting;
•	Be able to be used in all stages of disinfection and cleaning;
•	At recommended concentrations, not bleach surfaces or materials;
•	Have the ability to be applied in liquid or aerosol (fog) form;
•	Be hypoallergenic;
•	Yield by-products which are non-toxic, environmentally friendly and leave no synthetic chemical residue;
•	Be generated on-site, thus eliminating handling and storage of chemicals (once a machine capable of producing the solution is purchase).

When we are ready to produce our own solution, we will need to purchase an Electro-Chemical Activation machine from the manufacturer Integrated Environmental Technologies, Inc.  This machine is readily available for purchase from the manufacturer.  At present, we intend to continue to purchase solution directly from Integrated Environmental Technologies, which is readily available in supply and is easily manufactured for the same reasons mentioned above.

The two ingredients to our initial product are salt and water, neither of which pose any biological or environmental risks.  Both of these ingredients by themselves as well as mixed to together in the manufactured solution are non-toxic.  When the solution is introduced back into the environment, it breaks back down into salt and water, leaving no ecological footprint.  Therefore, there is no toxic chemical to store or dispose of.  The solution may be shipped through conventional shipping sources and does not pose a threat of flammability or poisonous inhalation.  Should there be state or federal laws and regulations which will need to be followed in accordance to storage and distribution, those regulations will need to be met.  The effect of meeting regulations might pose a burden upon our business if we are required to pay for special distribution, storage and transportation licensees.

Hard-Surface Disinfection Applications:

Sterilite Solutions™, Merculite’s first distributable product, is a private label solution made with the product EcaFlo® Anolyte. EcaFlo® Anolyte is a “hospital-level” disinfectant with many potential applications within the hard-surface disinfection market.  Such applications include, but are not limited to, hospitals, universities, public school systems, veterinary clinics, cleaning services, food processing facilities, athletic departments and professional sports teams, medical research labs, transit authority subways and buses, grocery stores, and state, county and federal governments. Sterilite Solutions™ can be used safely and effectively anywhere hard surfaces are disinfected for the purpose of infectious disease control.

Since EcaFlo® Anolyte is a non-caustic solution, its use in close quartered buildings and areas of limited ventilation may give it a distinct advantage over chlorine based solutions. There is no odor and it doesn’t require the ventilation time such chlorine based solutions require. Therefore, EcaFlo® Anolyte, may allow for a much quicker turnaround time in disinfecting the required area without the possible harmful side effects which tend to linger with other cleaning solutions such as chlorine or bleach. Schools, restaurants, office complexes, health facilities and other public places with high traffic and high potential for the spread of disease, are ideal venues for EcaFlo® Anolyte to shine.

Agricultural Applications:

The U.S. Department of Agriculture has approved the solution which will be made by IET for use in federally-inspected commercial plants producing meat, poultry, and egg products.  The Federal Drug Administration has approved its use in meatpacking and processing plants as an alternative to chlorine solutions.  In addition, the product has just recently been registered by the National Science Foundation as an antimicrobial agent (D2 category), not requiring rinse after use in food contact surface applications. The National Science Foundation is an independent federal agency created by Congress in 1950 to “promote the progress of science; to advance the national health, prosperity and welfare; to secure the national defense” (directly quoted from the National Science Foundation website).  Being registered as a D2 category is significant because it means the sanitizing solutions may be used on hard non-porous food contact surfaces such as equipment and utensils without a subsequent potable water rinse. (information regarding category D2 was provided by Reckitt Benckiser Professional,  information is available to the general public, and information was not prepared for Sterilite for a fee).

EcaFlo® Anolyte, the base of our product Sterilite Solutions™, could conceivably replace all applications for chlorine-related antimicrobials from an efficacy and efficiency standpoint. Our commercialization of this product is premised upon compelling economics, given the low cost to produce the solution and the environmentally friendly nature of the product.

Competition

We face competition in the distribution and marketing of our product by companies whom are already established in the distribution and sales of cleaning and sterilization products.  We will also face competition from companies which sell products which have been designed and developed for the synthesis of washing, disinfecting, sterilizing and biologically-active solutions.  Applications for this form of technology have the possibility to be infinite and have the potential to be used in any industry requiring sterilization or water purification.

Competition for products which may resemble products distributed by Merculite, such as Sterilite Solutions™ might intensify as technology and devices capable of producing a similar product or an improved solution might become more readily available to the commercial and residential markets.  We continue to monitor emerging technologies and companies, and continually evaluate and strategize the best methods of marketing against our competition.

Important competitive factors for our product include: quality, consistency, environmental sensitivity, price, ease of use, customer services and reputation.  Our industry competition would be based upon the following:

Scientific and technological capability;
Proprietary know-how
Ability to develop and market solutions
Ability of sales personnel; and
Availability of trademark protection.

We believe we compete favorably on the factors described above.  However, our industry is continuously changing and evolving.  Larger distributors and manufacturers might have a competitive edge in regards to larger amounts of capital available for product development, distribution and marketing.

Market and Revenue Generation

In order to generate revenues during the next twelve months, we must:

1. Develop and implement a marketing plan – Merculite’s planned revenue streams will require an improved web presence and improved visibility within the public and private sectors. A major key factor in sales generation will be direct marketing and demonstrations given by Mr. Subick.  His extensive knowledge of on premise sales will be a key element to the marketing campaign.

2. Develop and implement a comprehensive consumer information website – For the foreseeable future, the company’s websites (www.merculitedistributing.com and www.sterilitesolutions.com) will be two of Merculite’s primary assets and key sources of revenue generation. Currently, management is formulating its plan on how best to employ its resources to expanding and improving both of the websites. We are working with web developers/consultants to add to the functionality of each site including:  e-commerce and state-of-the-art visitor tracking capabilities, increased content, forums, blogs, video demonstrations, optimization for search engine rank, as well as renew the look and feel of the site to coincide with our objectives for the Merculite Distributing brand. Currently the product Sterilite Solutions™ is available for purchase from a link on our website directing users to www.sterilitesolutions.com. We have not yet recognized revenues from the website. These efforts and the resulting awareness will be key drivers behind the success of our revenue producing operations.

Our operations, to date, have been devoted primarily to startup and development activities, which include the following:

•	Formation of the company;
•	Execution of Separation and Distribution Agreement;
•	Working with graphic artist on a custom logo for Merculite Distributing, Inc.;
•	Development of our business plan;
•	Development and implementation of our new website;
•	Execution of a contribution agreement, securing inventory; and
•	Issued shares of our common stock to all existing shareholders of former parent company, Oraco Resources, Inc.

Merculite Distributing, Inc., is a recently established business, with temporary offices at 41738 W. Hillman Drive, Maricopa, Arizona 85239. Mr. Subick, our President and sole Director, created the business as a result of his continued interest in marketing a non-caustic, environmentally friendly cleaning solution to members of the general public as well as industries of the public and private sectors.

Employees

We are a development stage company and currently have only two part-time employees, Steven A. Subick and Jodi Redmond. Mr. Subick is our President, Treasurer and sole Director.  Ms. Redmond is the Company’s Secretary. Mr. Subick has spent many years employed in the professional sales arena and throughout his career has developed contacts in many different areas of business. Ms. Redmond has held positions in restaurants and child care facilities, both of which require extensive sterilization due to the type of facility and business activity. Both Mr. Subick’s and Ms. Redmond’s knowledge of the sterilization requirements for the food service and hospitality industries will be beneficial in designing a marketable sales approach to not only these industries but also to other types of professional businesses which might benefit from the use of our product.  Mr. Subick’s database of contacts which were acquired through his previous sales positions could also be incorporated into our marketing strategy. We look to both Mr. Subick and Ms. Redmond for their entrepreneurial and managerial skills. It is Mr. Subick who provided us his experience and knowledge for development of our business plan.

For a discussion of both Mr. Subick’s and Ms. Redmond’s experience, please see the section, “Director, Executive Officers, Promoters and Control Persons.” Initially both Mr. Subick and Ms. Redmond will coordinate all of our business operations. Mr. Subick and Ms. Redmond have provided the working capital to cover our initial expenses. We plan to use consultants, attorneys, accountants, as necessary and do not plan to engage any additional full-time employees in the near future. We believe the use of non-salaried personnel allows us to expend our capital resources as a variable cost as opposed to a fixed cost of operations. In other words, if we have insufficient revenues or cash available, we are in a better position to only utilize those services required to generate revenues as opposed to having salaried employees. We may hire marketing employees based on the projected size of the market and the compensation necessary to retain qualified sales employees; however, we do not intend to hire these individuals within the next 12 months. A portion of any employee compensation likely would include the right to acquire our stock, which would dilute the ownership interest of holders of existing shares of our common stock.

Mr. Subick and Ms. Redmond are spending the time allocated to our business by handling the general business affairs of our company such as accounting issues, including review of materials presented to our auditors, working with our counsel in preparation of filing our S-1 registration statement, and developing our business plan and overseeing the technological aspects of our business, including the product manufacturing, training and website design.

REPORTS TO STOCKHOLDERS

We are not subject to the informational requirements of the Securities Exchange Act of 1934, as amended. Once our registration statement is effective and our securities are registered under the exchange act, we will file supplementary and periodic information, documents and reports that are required under section 13 of the Securities Act of 1933, as amended, with the Securities and Exchange Commission. Such reports, proxy statements and other information will be available through the Commission’s Electronic Data Gathering Analysis and Retrieval System which is publicly available through the Commission’s website (http://www.sec.gov).

We intend to furnish annual reports to stockholders, which will include audited financial statements reported on by our Certified Public Accountants. In addition, we will issue unaudited quarterly or other interim reports to stockholders, as we deem appropriate or required by applicable securities regulations.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis should be read in conjunction with our financial statements and the notes thereto contained elsewhere in this filing.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

With the exception of historical matters, the matters discussed herein are forward-looking statements that involve risks and uncertainties. Forward-looking statements include, but are not limited to, statements concerning anticipated trends in revenues and net income, projections concerning operations and available cash flow. Our actual results could differ materially from the results discussed in such forward-looking statements. The following discussion of our financial condition and results of operations should be read in conjunction with our financial statements and the related notes thereto appearing elsewhere herein.

Background Overview

Merculite Distributing is a development stage company incorporated in the State of Nevada in April of 2011. We were formed to distribute and eventually manufacture a private label of non-caustic “green” based cleaning solutions currently provided to us and manufactured by Integrated Environmental Technologies, Ltd., to both the public and private sectors. In April of 2011 we commenced our planned principal operations, and therefore have no significant assets.

Since our inception on April 29, 2011 through December 31, 2011, we have not generated any revenues and have incurred a net loss of $1,840. From April through March of 2012 our business activities included the formation of our corporate entity, development of our business plan, issuance of our common stock to existing shareholders of our former parent corporation (Oraco Resources, Inc.), as well as the execution of our Separation and Distribution Agreement, Trademark Licensing Agreement, Contribution Agreement. We also initiated the process of the  Company audit, as well as secured our website domain and posted our initial webpage.

Going Concern

The financial statements included in this filing have been prepared in conformity with generally accepted accounting principles that contemplate the continuance of the Company as a going concern.  The Company may not have a sufficient amount of cash required to pay all of the costs associated with operating and marketing of its products. Management intends to use borrowings and security sales to mitigate the effects of cash flow deficits, however no assurance can be given that debt or equity financing, if and when required, will be available. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets and classification of liabilities that might be necessary should the Company be unable to continue existence.

Results of Operations

Revenues

Since our inception on April 29, 2011 through December 31, 2011, we have not generated revenues, and have incurred a net loss of $1,840.

Expenses

Operating expenses totaled $1,840 from the period of inception on April 29, 2011 through December 31, 2011.

Liquidity and Capital Resources

Since inception, we have financed our cash flow requirements through capital investments from our President, Mr. Subick who is also our founding stockholder. As we expand our activities, we may, and most likely will, continue to experience net negative cash flows from operations, pending receipt of product sales. Additionally, we anticipate obtaining additional financing to fund operations through common stock offerings, to the extent available, or to obtain additional financing to the extent necessary to augment our working capital. In the future we need to generate sufficient revenues from product sales in order to eliminate or reduce the need to sell additional stock or obtain additional loans. There can be no assurance we will be successful in raising the necessary funds to execute our business plan.

We anticipate that we will incur operating losses in the next twelve months. Our lack of operating history makes predictions of future operating results difficult to ascertain.  Our prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in their early stage of development. Such risks for us include, but are not limited to, an evolving and developing business model and the management of growth. To address these risks, we must, among other things, obtain a customer base, implement and successfully execute our business and marketing strategy, continually develop and expand our line of products, respond to competitive developments, and attract, retain and motivate qualified personnel. There can be no assurance that we will be successful in addressing such risks, and the failure to do so can have a material adverse effect on our business prospects, financial condition and results of operations.

Merculite Distributing, Inc. was formed to distribute and eventually manufacture a brand of non-caustic “green” based cleaning solutions, currently provided to us and manufactured by Integrated Environmental Technologies, Ltd., to both the public and private sectors, under the name of Sterilite Solutions™. Merculite, will purchase products from IET and other suppliers of “green” sterilization products on an “as needed basis,” and does not maintain any form of distribution agreement or exclusivity contract with Integrated Environmental Technologies, Ltd., or any other product manufacturer.

There is still no assurance that, even with the funds from this offering, we will be able to maintain operations at a level sufficient for an investor to obtain a return on their investment in our common stock. Further, we may continue to be unprofitable.

Cash will be increasing primarily due to the receipt of funds from this offering to offset our near term cash equivalents. Since inception, we have financed our cash flow requirements through issuance of common stock. As we expand our activities, we may, and most likely will, continue to experience net negative cash flows from operations, pending receipt of product sales. Additionally we anticipate obtaining additional financing to fund operations through common stock offerings, to the extent available, or to obtain additional financing to the extent necessary to augment our working capital.

Even though we intend to begin generating revenues, we can make no assurances and therefore we may incur operating losses in the next twelve months. Our lack of operating history makes predictions of future operating results difficult to ascertain.  Our prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in their early stage of development, particularly companies in new and rapidly evolving markets. Such risks for us include, but are not limited to, an evolving business model and the management of growth. To address these risks, we must, among other things, obtain a customer base, implement and successfully execute our business and marketing strategy, continually research for new information, respond to competitive developments, and attract, retain and motivate qualified personnel. There can be no assurance that we will be successful in addressing such risks, and the failure to do so can have a material adverse effect on our business prospects, financial condition and results of operations.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

Critical Accounting Policies and Estimates

The preparation of our financial statements in conformity with accounting principles generally accepted in the United States requires us to make estimates and judgments that affect our reported assets, liabilities, revenues, and expenses, and the disclosure of contingent assets and liabilities. We base our estimates and judgments on historical experience and on various other assumptions we believe to be reasonable under the circumstances. Future events, however, may differ markedly from our current expectations and assumptions.

Evaluation of Disclosure Controls and Procedures

We maintain disclosure controls and procedures designed to ensure that information required to be disclosed in reports filed under the Securities Exchange Act of 1934, as amended, is recorded, processed, summarized and reported within the specified time periods.  As of the end of the period covered by this report, Steven A. Subick, our President and Principal Accounting Officer evaluated the effectiveness of our disclosure controls and procedures pursuant to Exchange Act Rule 13a-15. Based on the evaluation, which disclosed no significant deficiencies or material weaknesses, Mr. Subick, our President and Principal Accounting Officer concluded that our disclosure controls and procedures are effective in timely alerting him to material information required to be included in our periodic SEC filings and in ensuring that information required to be disclosed by us in the reports that we file or submit under the Act is accumulated and communicated to our management, including our principal executive officer and principal accounting officer, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure.

Changes in Internal Control Over Financial Reporting

There were no changes in our internal control over financial reporting that occurred during our most recent fiscal quarter that have materially affected, or reasonably likely to materially affect, our internal control over financial reporting.

FACILITIES

We currently maintain an office at 41738 W. Hillman Drive, Maricopa, Arizona 85239. We have no monthly rent, nor do we accrue any expense for monthly rent. We do not believe that we will need to obtain additional office space at any time in the foreseeable future, approximately 12 months, until our business plan is more fully implemented.

As a result of our method of operations and business plan we do not require personnel other than Mr. Subick and Ms. Redmond to conduct our business. In the future we anticipate requiring additional office space and additional personnel; however, it is unknown at this time how much space or how many individuals will be required.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The Company utilizes office space provided at no cost from Mr. Subick, an officer and director of the  Company. Office services are provided without charge by Mr. Subick and Ms. Redmond. Such costs are immaterial to the financial statements and, accordingly, have not been reflected.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDERS MATTERS

We intend to file for inclusion of our common stock on the Over-the-Counter-QB; however, there can be no assurance that FINRA will approve the inclusion of the common stock. Prior to the date of this offering, our common stock was not traded.

Inclusion on the OTC:QB permits price quotations for our shares to be published by that service.  Although we intend to submit an application to a market maker for the OTC:QB, we do not anticipate our shares to immediately be traded in the public market. Also, secondary trading of our shares may be subject to certain state imposed restrictions. Except for the application we intend to submit to a market maker for the OTC:QB, there are no plans, proposals, arrangements or understandings with any person concerning the development of a trading market in any of our securities.  There can be no assurance that our shares will be accepted for trading on the OTC:QB or any other recognized trading market.  Also, there can be no assurance that a public trading market will develop in the future or, if such a market does develop, that it can be sustained. Without an active public trading market, a stockholder may not be able to liquidate their shares. If a market does develop, the price for our securities may be highly volatile and may bear no relationship to our actual financial condition or results of operations.  Factors we discuss in this offering, including the many risks associated with an investment in our securities, may have a significant impact on the market price of our common stock.

The ability of individual stockholders to trade their shares in a particular state may be subject to various rules and regulations of that state.  A number of states require that an issuer's securities be registered in their state or appropriately exempted from registration before the securities are permitted to trade in that state.  Presently, we have no plans to register our securities in any particular state.

DIVIDENDS

The payment of dividends is subject to the discretion of our Board of Directors and will depend, among other things, upon our earnings, our capital requirements, our financial condition, and other relevant factors. We have not paid or declared any dividends upon our common stock since our inception and, by reason of our present financial status and our contemplated financial requirements do not anticipate paying any dividends upon our common stock in the foreseeable future.

We have never declared or paid any cash dividends. We currently do not intend to pay cash dividends in the foreseeable future on the shares of common stock. We intend to reinvest any earnings in the development and expansion of our business. Any cash dividends in the future to common stockholders will be payable when, as and if declared by our Board of Directors, based upon the Board’s assessment of:

•	our financial condition;
•	earnings;
•	need for funds;
•	capital requirements;
•	prior claims of preferred stock to the extent issued and outstanding; and
•	other factors, including any applicable laws.

Therefore, there can be no assurance that any dividends on the common stock will ever be paid.

EXECUTIVE COMPENSATION

Summary Compensation

Neither Mr. Subick nor Ms. Redmond have received any compensation, including plan or non-plan compensation, nor has either executive earned any compensation as of the date of this Prospectus.

SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Steven A. Subick President, Director, Treasurer
	2011	$0	$0	$0	$0	$0	$0	$0	$0
Jodi Redmond Secretary
	2011	$0	$0	$0	$0	$0	$0	$0	$0

Future Compensation

Both Mr. Subick and Ms. Redmond have agreed to provide services to us without compensation until such time as either we have earnings from our revenue.  We have agreed to continue to defer the executive compensation without interest until we are in a position to pay the deferred salaries.

Board Committees

We do not currently have any committees of the Board of Directors, as our Board consists of one member. Additionally, due to the nature of our intended business, the Board of Directors does not foresee a need for any committees in the foreseeable future.

Transfer Agent

The transfer agent for the common stock will be West Coast Stock Transfer, 2010 Hancock Street, Suite A, San Diego, California 92110.

SHARES ELIGIBLE FOR FUTURE SALE

Prior to this offering, there has been no public market for our common stock. Future sales of substantial amounts of common stock in the public market could adversely affect market prices prevailing from time to time. Furthermore, since only a limited number of shares will be available for sale shortly after this offering because of certain restrictions on resale, sales of substantial amounts of our common stock in the public market after the restrictions lapse could adversely affect the prevailing market price and our ability to raise equity capital in the future.

As of March 19, 2012, we have issued and outstanding an aggregate of 15,807,090 common shares. Upon the effectiveness of this registration, 600,0000 will be freely tradable without restriction or further registration under the Securities Act, unless such shares are purchased by individuals who become “affiliates” as that term is defined in Rule 144 under the Securities Act, as the result of the securities they acquire in this offering which provide them, directly or indirectly, with control or the capacity to control us. The remaining 15,807,090 shares of common stock held by our existing stockholders are “restricted securities” as that term is defined in Rule 144 under the Securities Act. The shares making up the 15,807,090 were issued, in May through July of 2011 to our officers, director and existing shareholders as a part of a spin-off agreement executed between the Company and Oraco Resources, Inc (formerly Sterilite Solutions).  Restricted shares may be sold in the public market only if registered or if they qualify for an exemption from registration under Rule 144.

As a result of the provisions of Rules 144, additional shares will be available for sale in the public market as follows:

•	no restricted shares will be eligible for immediate sale on the date of this prospectus; and
•
the remainder of the restricted shares will be eligible for sale from time to time thereafter upon expiration of their respective Rule 144 holding periods, subject to restrictions on such sales by affiliates.

Sales pursuant to Rule 144 are subject to certain requirements relating to the availability of current public information about us. A person (or persons whose shares are aggregated) who is not deemed to have been an affiliate of Merculite Distributing, Inc., at any time during the 90 days immediately preceding the sale and who has beneficially owned restricted shares for at least six months is entitled to sell such shares under Rule 144 without regard to the resale limitations.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in “penny stocks.” Penny stocks generally are equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver to the prospective purchaser a standardized risk disclosure document prepared by the Securities and Exchange Commission that provides information about penny stocks and the nature and level of risks in the penny stock market. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from such rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the prospective purchaser and receive the purchaser’s written agreement to the transaction. Furthermore, subsequent to a transaction in a penny stock, the broker-dealer will be required to deliver monthly or quarterly statements containing specific information about the penny stock. It is anticipated that our common stock will be traded on the OTC:QB at a price of less than $5.00. In this event, broker-dealers would be required to comply with the disclosure requirements mandated by the penny stock rules. These disclosure requirements will likely make it more difficult for investors in this offering to sell their common stock in the secondary market.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
ON ACCOUNTING AND FINANCIAL DISCLOSURE

In December of 2011, we engaged the services of De Joya Griffith & Company, LLC, to provide an audit of our financial statements for the period from Inception (April 29, 2011) to December 31, 2011. This is our first auditor. We have no disagreements with our auditor through the date of this prospectus.

Merculite Distributing, Inc.

32

De Joya Griffith & Company, LLC

CERTIFIED PUBLIC ACCOUNTANTS & CONSULTANTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
Merculite Distributing, Inc.

We have audited the accompanying balance sheet of Merculite Distributing, Inc. (A Development Stage Company) as of December 31, 2011, and the related statements of operations, stockholders’ equity, and cash flows from inception (April 29, 2011) to December 31, 2011. Merculite Distributing, Inc.  management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over the financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Merculite Distributing, Inc. (A Development Stage Company) as of December 31, 2011 and the results of its operation and its cash flow from inception (April 29, 2011) to December 31, 2011 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has suffered recurring losses from operations, which raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty

De Joya Griffith & Company, LLC
/s/ De Joya Griffith & Company, LLC
Henderson, Nevada
April 4, 2012

MERCULITE DISTRIBUTING, INC.
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEET
(AUDITED)

December 31,
2011

ASSETS

Current assets:
Cash	$2,032
Prepaid expenses	46,109
Total current assets	48,141

Total assets	$48,141

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$1,571
Total current liabilities	1,571

Long-term liabilities:
Accrued interest payable - related party	1
Notes payable - related party	2,100
Total long-term liabilities	2,101

Total liabilities	3,672

Stockholders' equity:
Preferred stock, $0.001 par value, 10,000,000 shares
authorized, no shares issued and outstanding as of December 31, 2011	-
Common stock, $0.001 par value, 100,000,000 shares
authorized, 15,807,090, shares issued and outstanding as of December 31, 2011	15,807
Additional paid-in capital	45,846
Deficit accumulated during development stage	(17,184)
Total stockholders' equity	44,469

Total liabilities and stockholders' equity	$48,141

The accompanying notes are an integral part of the financial statements.

MERCULITE DISTRIBUTING, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF OPERATIONS
(AUDITED)

Inception
(April 29, 2011)
to
December 31,
2011

Revenue	$-

Operating expenses:
General and administrative	1,839
Total operating expenses	1,839

Other expenses:
Interest expense - related party	(1)
Total other expenses	(1)

Net loss	$(1,840)

Weighted average number of common shares	15,338,986
outstanding - basic

Net loss per common share - basic	$(0.00)

The accompanying notes are an integral part of the financial statements.

MERCULITE DISTRIBUTING, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF STOCKHOLDERS' EQUITY
(AUDITED)

						Deficit
						Accumulated
					Additional	During	Total
	Preferred Shares		Common Shares		Paid-In	Development	Stockholders'
	Shares	Amount	Shares	Amount	Capital	Stage	Equity
Inception April 29, 2011	-	$-	-	$-	$-	$-	$-

May 6, 2011
Issuance of common stock for spin off from Oraco Resources, Inc.	-	-	15,344,000	15,344	-	(15,344)	-

May 10, 2011
Issuance of common stock for services			100,000	100	9,900		10,000

May 17, 2011
Issuance of common stock for prepaid expenses			361,090	361	35,748		36,109

July 11, 2011
Issuance of common stock for cash			2,000	2	198		200

Net loss						(1,840)	(1,840)

Balance, December 31, 2011	-	$-	15,807,090	$15,807	$45,846	$(17,184)	$44,469

The accompanying notes are an integral part of the financial statements.

MERCULITE DISTRIBUTING, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF CASH FLOWS
(AUDITED)

Inception
(April 29, 2011)
to
December 31,
2011

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(1,840)
Changes in operating assets and liabilities:
Increase in accounts payable	1,571
Increase in accrued interest payable - related party	1

Net cash used in operating activities	(268)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from sale of common stock, net of offering costs	200
Proceeds from notes payable - related party	2,100

Net cash provided by financing activities	2,300

NET CHANGE IN CASH	2,032

CASH AT BEGINNING OF PERIOD	-

CASH AT END OF PERIOD	$2,032

SUPPLEMENTAL INFORMATION:
Interest paid	$-
Income taxes paid	$-

Non-cash activities:
Shares issued for spin off from Oraco Resources, Inc.	$15,344
Shares issued for prepaid expenses	$46,109

The accompanying notes are an integral part of the financial statements.

NOTE 1 – ORGANIZATION AND BUSINESS OPERATIONS

Organization
The Company was incorporated on April 29, 2011 (Date of inception) under the laws of the State of Nevada, as Merculite Distributing, Inc.  The Company was formed as a result of the spin off from Oraco Resources, Inc. and 15,344,000 shares of common stock were issued to the shareholders of Oraco Resources, Inc. on a pro rata basis as part of the Separation and Distribution Agreement dated May 6, 2011.

The Company has not commenced significant operations and, in accordance with ASC Topic 915, the Company is considered a development stage company.

Nature of operations
The Company is a manufacturer and distributor of cleaning and sterilization products to consumers, public institutions and other distributors.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Cash and cash equivalents
For the purpose of the statements of cash flows, all highly liquid investments with an original maturity of three months or less are considered to be cash equivalents. The carrying value of these investments approximates fair value.

Trademarks
ASC 350 requires that goodwill and intangible assets with indefinite useful lives no longer be amortized, but instead tested for impairment at least annually in accordance with the provisions of ASC 350. This standard also requires that intangible assets with definite useful lives be amortized over their respective estimated useful lives to their estimated residual values, and reviewed for impairment. As of December 31, 2011, the Company believes there is no impairment of its intangible assets.

The Company's intangible assets consist of the costs of filing and acquiring various trademarks. The trademarks are recorded at cost. The Company determined that the trademarks have an estimated useful life of 10 years and will be reviewed annually for impairment.  Amortization will be recorded over the estimated useful life of the assets using the straight-line method for financial statement purposes. The Company will commence amortization once the economic benefits of the assets begin to be consumed and they plan to record amortization once production begins and the related revenues are recorded.

Website
The Company capitalizes the costs associated with the development of the Company’s website pursuant to ASC Topic 350.  Other costs related to the maintenance of the website are expensed as incurred.  Amortization is provided over the estimated useful lives of 3 years using the straight-line method for financial statement purposes.  The Company plans to commence amortization upon completion of the Company’s fully operational website.

Revenue Recognition
We recognize revenue when all of the following conditions are satisfied: (1) there is persuasive evidence of an arrangement; (2) the product or service has been provided to the customer; (3) the amount of fees to be paid by the customer is fixed or determinable; and (4) the collection of our fees is probable.

The Company will record revenue when it is realizable and earned and the products have been shipped to the customers.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Advertising Costs
Advertising costs are anticipated to be expensed as incurred; however, there were no advertising costs included in general and administrative expenses for the period from inception (April 29, 2011) to December 31, 2011.

Fair value of financial instruments
Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of December 31, 2011. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values. These financial instruments include cash and accounts payable. Fair values were assumed to approximate carrying values for cash and payables because they are short term in nature and their carrying amounts approximate fair values or they are payable on demand.

Level 1: The preferred inputs to valuation efforts are “quoted prices in active markets for identical assets or liabilities,” with the caveat that the reporting entity must have access to that market.  Information at this level is based on direct observations of transactions involving the same assets and liabilities, not assumptions, and thus offers superior reliability. However, relatively few items, especially physical assets, actually trade in active markets.

Level 2: FASB acknowledged that active markets for identical assets and liabilities are relatively uncommon and, even when they do exist, they may be too thin to provide reliable information. To deal with this shortage of direct data, the board provided a second level of inputs that can be applied in three situations.

Level 3: If inputs from levels 1 and 2 are not available, FASB acknowledges that fair value measures of many assets and liabilities are less precise. The board describes Level 3 inputs as “unobservable,” and limits their use by saying they “shall be used to measure fair value to the extent that observable inputs are not available.” This category allows “for situations in which there is little, if any, market activity for the asset or liability at the measurement date”. Earlier in the standard, FASB explains that “observable inputs” are gathered from sources other than the reporting company and that they are expected to reflect assumptions made by market participants.

Stock-based compensation
The Company records stock based compensation in accordance with the guidance in ASC Topic 505 and 718 which requires the Company to recognize expenses related to the fair value of its employee stock option awards.  This eliminates accounting for share-based compensation transactions using the intrinsic value and requires instead that such transactions be accounted for using a fair-value-based method. The Company recognizes the cost of all share-based awards on a graded vesting basis over the vesting period of the award.

The Company accounts for equity instruments issued in exchange for the receipt of goods or services from other than employees in accordance with FASB ASC 718-10 and the conclusions reached by the
FASB ASC 505-50. Costs are measured at the estimated fair market value of the consideration received or the estimated fair value of the equity instruments issued, whichever is more reliably measurable. The value of equity instruments issued for consideration other than employee services is determined on the earliest of a performance commitment or completion of performance by the provider of goods or services as defined by FASB ASC 505-50.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Earnings per share
The Company follows ASC Topic 260 to account for the earnings per share. Basic earnings per common share (“EPS”) calculations are determined by dividing net income by the weighted average number of shares of common stock outstanding during the year. Diluted earnings per common share calculations are determined by dividing net income by the weighted average number of common shares and dilutive common share equivalents outstanding. During periods when common stock equivalents, if any, are anti-dilutive they are not considered in the computation.

Income taxes
The Company follows ASC Topic 740 for recording the provision for income taxes. Deferred tax assets and liabilities are computed based upon the difference between the financial statement and income tax basis of assets and liabilities using the enacted marginal tax rate applicable when the related asset or liability is expected to be realized or settled. Deferred income tax expenses or benefits are based on the changes in the asset or liability each period. If available evidence suggests that it is more likely than not that some portion or all of the deferred tax assets will not be realized, a valuation allowance is required to reduce the deferred tax assets to the amount that is more likely than not to be realized. Future changes in such valuation allowance are included in the provision for deferred income taxes in the period of change.

Deferred income taxes may arise from temporary differences resulting from income and expense items reported for financial accounting and tax purposes in different periods. Deferred taxes are classified as current or non-current, depending on the classification of assets and liabilities to which they relate. Deferred taxes arising from temporary differences that are not related to an asset or liability are classified as current or non-current depending on the periods in which the temporary differences are expected to reverse.

The Company applies a more-likely-than-not recognition threshold for all tax uncertainties. ASC Topic 740 only allows the recognition of those tax benefits that have a greater than fifty percent likelihood of being sustained upon examination by the taxing authorities. As of December 31, 2011, the Company reviewed its tax positions and determined there were no outstanding, or retroactive tax positions with less than a 50% likelihood of being sustained upon examination by the taxing authorities, therefore this standard has not had a material affect on the Company.

The Company does not anticipate any significant changes to its total unrecognized tax benefits within the next 12 months.

The Company classifies tax-related penalties and net interest as income tax expense. As of December 31, 2011, no income tax expense has been incurred.

Use of estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ significantly from those estimates.

Year end
The Company has a year end of December 31.

Recent pronouncements

The Company has evaluated the recent accounting pronouncements through December 2011 and believes that none of them will have a material effect on the Company’s financial statements.

NOTE 3 – GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the recoverability of assets and the satisfaction of liabilities in the normal course of business. As noted above, the Company is in the development stage and, accordingly, has not yet generated revenues from operations. Since its inception, the Company has been engaged substantially in financing activities, developing its business plan and incurring start up costs and expenses. As a result, the Company incurred accumulated net losses since inception (April 29, 2011) through the period ended December 31, 2011 of ($1,840). In addition, the Company’s development activities since inception have been financially sustained through equity financing.

The ability of the Company to continue as a going concern is dependent upon its ability to raise additional capital from the sale of common stock and, ultimately, the achievement of significant operating revenues. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might result from this uncertainty.

NOTE 4 – PREPAID EXPENSES

On May 10, 2011, the Company issued 100,000 shares of its common stock in exchange for prepaid legal expenses.  The shares were valued according to the value of the services to be rendered.  As of December 31, 2011, the Company has utilized $0 of the prepaid legal expenses and has a remaining balance of $10,000.

On May 17, 2011, the Company issued 361,090 shares of its common stock in exchange for prepaid expenses which is a credit to purchase inventory for the Company.  The shares were valued according to the value of the credit.  As of December 31, 2011, the Company has utilized $0 of the credit and has a remaining balance of $36,109.

NOTE 5 – NOTES PAYABLE – RELATED PARTY

On October 5, 2011, the Company received a loan from an officer and director of the Company totaling $100.  The loan is unsecured, bears interest at 2% per annum and is due in October 2014.

On December 29, 2011, the Company received a loan from an officer and director of the Company totaling $2,000.  The loan is unsecured, bears interest at 2% per annum and is due in December 2014.

Interest expense for the period from inception (April 29, 2011) through the period ended December 31, 2011 totaled $1.  Accrued interest payable as of December 31, 2011 was $1.

NOTE 6 – INCOME TAXES

At December 31, 2011, the Company had a federal operating loss carryforward of $1,840 which begins to expire in 2031.

Components of net deferred tax assets, including a valuation allowance, are as follows at December 31, 2011:

2011
Deferred tax assets:
Net operating loss carryforward	$1,840
Total deferred tax assets	644
Less: Valuation allowance	(644)
Net deferred tax assets	$-

The valuation allowance for deferred tax assets as of December 31, 2011 was $644, which will begin to expire 2031.  In assessing the recovery of the deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized.  The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income in the periods in which those temporary differences become deductible.  Management considers the scheduled reversals of future deferred tax assets, projected future taxable income, and tax planning strategies in making this assessment.  As a result, management determined it was more likely than not the deferred tax assets would not be realized as of December 31, 2011 and maintained a full valuation allowance.

Reconciliation between the statutory rate and the effective tax rate is as follows at December 31, 2011:

2011
Federal statutory rate	(35.0)%
State taxes, net of federal benefit	(0.00)%
Change in valuation allowance	35.0%
Effective tax rate	0.0%

NOTE 7 – STOCKHOLDERS’ EQUITY

The Company is authorized to issue 100,000,000 shares of its $0.001 par value common stock and 10,000,000 shares of its $0.001 par value preferred stock.  The Company did not authorize terms and rights of preferred shares as of December 31, 2011.

Common Stock

On May 6, 2011, the Company issued 15,344,000 shares of its common stock as part of a spin off from Oraco Resources, Inc.  The shares were valued at a price of $0.001 for $15,344 and were recorded to accumulated deficit during development stage.

On May 10, 2011 the Company issued 100,000 shares of its common stock at a price of $0.10 per share for services of $10,000.  The shares were valued according to the value of the services to be rendered.

NOTE 7 – STOCKHOLDERS’ EQUITY (CONTINUED)

Common Stock (continued)

On May 17, 2011, the Company issued 361,090 shares of its common stock at a price of $0.10 per share in exchange for prepaid expenses which is a credit to purchase inventory for the Company.  The shares were valued according to the value of the credit.

On July 11, 2011, the Company issued 2,000 shares of its common stock at a price of $0.10 per share for cash of $200.

During the period from inception (April 29, 2011) to December 31, 2011, there have been no other issuances of common stock.

NOTE 8 – WARRANTS AND OPTIONS

As of December 31, 2011, there were no warrants or options outstanding to acquire any additional shares of common stock.

No dealer, salesman or any other person has been authorized to give any information or to make any representation other than those contained in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of any offer to buy any security other than the shares of common stock offered by this prospectus, nor does it constitute an offer to sell or a solicitation of any offer to buy the shares of a common stock by anyone in any jurisdiction in which such offer or solicitation is not authorized, or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances create any implication that information contained herein is correct as of any time subsequent to the date hereof.

MERCULITE DISTRIBUTING, INC.

$60,000

prospectus

Dealer Prospectus Delivery Obligation

Until the offering termination date, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II:  Information not required in Prospectus

INDEMNIFICATION OF OFFICERS AND DIRECTORS

None of our directors will have personal liability to us or any of our stockholders for monetary damages for breach of fiduciary duty as a director involving any act or omission of any such director since provisions have been made in the Articles of Incorporation limiting such liability. The foregoing provisions shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to us or our stockholders, (ii) for acts or omissions not in good faith or, which involve intentional misconduct or a knowing violation of law, (iii) under applicable Sections of the Nevada Revised Statutes, (iv) the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes or, (v) for any transaction from which the director derived an improper personal benefit.

The Bylaws provide for indemnification of the directors, officers, and employees of Merculite Distributing in most cases for any liability suffered by them or arising out of their activities as directors, officers, and employees of Merculite Distributing if they were not engaged in willful misfeasance or malfeasance in the performance of his or his duties; provided that in the event of a settlement the indemnification will apply only when the Board of Directors approves such settlement and reimbursement as being for the best interests of the Corporation. The Bylaws, therefore, limit the liability of directors to the maximum extent permitted by Nevada law (Section 78.751).

Our officers and directors are accountable to us as fiduciaries, which mean they are required to exercise good faith and fairness in all dealings affecting us. In the event that a stockholder believes the officers and/or directors have violated their fiduciary duties to us, the stockholder may, subject to applicable rules of civil procedure, be able to bring a class action or derivative suit to enforce the stockholder’s rights, including rights under certain federal and state securities laws and regulations to recover damages from and require an accounting by management. Stockholders, who have suffered losses in connection with the purchase or sale of their interest in Merculite Distributing in connection with such sale or purchase, including the misapplication by any such officer or director of the proceeds from the sale of these securities, may be able to recover such losses from us.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth the costs and expenses to be paid in connection with the sale of the shares of common stock being registered hereby. All amounts are estimates except for the Securities and Exchange Commission registration fee.

Amounts
Securities and Exchange Commission registration fee	$106
Legal Services	$10,000
Accounting Services	$5,000
Transfer Agent Fees	$1,000
Copying	300
Total	$16,406

RECENT SALES OF UNREGISTERED SECURITIES

Since inception (April 29, 2011) we issued and sold the following unregistered securities:

On May 6, 2011, the Company issued to the former parent corporation, Oraco Resources, Inc., 15,344,000 shares of its $0.001 par value common stock at a price of $0.01 per share for a total valuation of $15,344.  These shares were in turn issued to existing shareholders in the Company on a ratio of 1:1 from their existing position in Oraco Resources, Inc. Of this issuance, none of the shares of common stock will be registered under the Securities Act of 1933 because the offering and sale was made in reliance on the exemption provided by Section 4(2) of the Securities Act of 1933 thereunder for transactions by an issuer not involving a public offering (with the recipients representing their intentions to acquire the securities for their own accounts and not with a view to the distribution thereof and acknowledging that the securities will be issued in a transaction not registered under the Securities Act of 1933).

On May 10, 2011, the Company issued 100,000 shares of its common stock at a price of $0.10 for legal services rendered to the Company. The offering and sale of the shares of common stock will not be registered under the Securities Act of 1933 because the offering and sale was made in reliance on the exemption provided by Section 4(2) of the Securities Act of 1933 thereunder for transactions by an issuer not involving a public offering (with the recipients representing their intentions to acquire the securities for their own accounts and not with a view to the distribution thereof and acknowledging that the securities will be issued in a transaction not registered under the Securities Act of 1933).

On May 17, 2011, the Company issued 361,090 shares of its common stock, at a common stock price of $0.10, in exchange for prepaid expenses in the form of a credit to purchase inventory for the Company. The offering and sale of the shares of common stock will not be registered under the Securities Act of 1933 because the offering and sale was made in reliance on the exemption provided by Section 4(2) of the Securities Act of 1933 thereunder for transactions by an issuer not involving a public offering (with the recipients representing their intentions to acquire the securities for their own accounts and not with a view to the distribution thereof and acknowledging that the securities will be issued in a transaction not registered under the Securities Act of 1933).

On July 11, 2011, the Company issued 2,000 shares of its common, at a common stock price of $0.10, for $200 cash. The offering and sale of the shares of common stock will not be registered under the Securities Act of 1933 because the offering and sale was made in reliance on the exemption provided by Section 4(2) of the Securities Act of 1933 thereunder for transactions by an issuer not involving a public offering (with the recipients representing their intentions to acquire the securities for their own accounts and not with a view to the distribution thereof and acknowledging that the securities will be issued in a transaction not registered under the Securities Act of 1933).

EXHIBITS

The Exhibits required by Item 601 of Regulation S-K, and an index thereto, are attached.

UNDERTAKINGS

A.	The undersigned registrant hereby undertakes to:

(1)           File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i)           Include any prospectus required by section 10(a)(3) of the Securities Act;
(ii)           Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.
(iii)           Include any additional or changed material information on the plan of distribution.

(2)           For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3)           File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4)           That in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting methods used to sell the securities to the purchaser, is the securities are offered or sold to such purchaser and will be considered to offer or sell securities to such purchaser:

a.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (230.424 of this chapter);
b.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
c.
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

d.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

B.
(1)           Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the issuer pursuant to the foregoing provisions, or otherwise, the issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

(2)           In the event that a claim for indemnification against such liabilities (other than the payment by the issuer of expenses incurred or paid by a director, officer or controlling person of the issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(3)           Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.

Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Maricopa, State of Arizona, on _____ , 2012.

Merculite Distributing, Inc.

By: /s/ Steven A. Subick
Steven A. Subick, Chief Executive Officer
and Principal Accounting Officer

Pursuant to the requirement of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/Steven A. Subick	President	April 5, 2012
Steven A. Subick

/s/Steven A. Subick	Director	April 5, 2012
Steven A. Subick

/s/Steven A. Subick	Principal Executive Officer	April 5, 2012
Steven A. Subick

/s/Steven A. Subick	Principal Financial Officer	April 5, 2012
Steven A. Subick

/s/Steven A. Subick	Principal Accounting Officer	April 5, 2012
Steven A. Subick

/s/Steven A. Subick	Treasurer	April 5, 2012
Steven A. Subick

/s/Jodi Redmond	Secretary	April 5, 2012
Jodi Redmond

Financial Statements and Exhibits

(a)           Documents filed as part of this Report
1.           Financial Statements:
A.           INDEX TO FINANCIAL STATEMENTS
Independent Auditors’ Report F-1
Balance Sheet as of December 31, 2011 F-2
Statement of Operations for the Period Inception (April 29, 2011)
through December 31, 2011 F-3
Statement of Stockholders’ Equity for the Period
Inception (April 29, 2011) through December 31, 2011 F-4
Statement of Cash Flows for the Period Inception (April 29, 2011)
through December 31, 2011 F-5
Notes to Financial Statements F-6 - F-11

(b) Exhibits
EXHIBIT INDEX

Exhibit	Description
3(i)(a)*	Articles of Incorporation of Merculite Distributing filed on April 29, 2011
3(ii)(a)*	Bylaws of the Merculite Distributing
4*	Instrument defining the rights of security holders: (a)Articles of Incorporation (b)Bylaws (c)Stock Certificate Specimen
5*	Opinion of the Stoecklein Law Group, LLP,
10.1	Waiver From Stoecklein Law Group, LLP,
11*	Statement Re: Computation of per share earnings
23.1*	Consent of De Joya Griffith & Company, LLC
23.2*	Consent of the Stoecklein Law Group, LLP,
23.3	Consent of Integrated Environmental Technologies, Ltd.

*       Filed herewith